EXHIBIT 21




                              FEDERAL SIGNAL CORPORATION
                            Subsidiaries of the Registrant


   The following table sets forth information concerning significant subsidiaries of the Registrant.



                                                          Jurisdiction
                                                            in which
                         Name                               Organized
            ----------------------------------------      --------------
            Aplicaciones Tecnologicas VAMA S.L.           Spain
            Bassett Rotary Tool Company                   Indiana
            Container Tool Corp.                          New Jersey
            Dayton Progress Canada, Ltd.                  Ontario, Canada
            Dayton Progress Corporation                   Ohio
            Dayton Progress International Corporation     Ohio
            Dayton Progress (U.K.), Ltd.                  United Kingdom
            Dico Corporation                              Michigan
            Elgin Sweeper Company                         Delaware
            Emergency One, Inc.                           Delaware
            Federal APD, Inc.                             Michigan
            Federal Signal Credit Corporation             Delaware
            Federal Signal International (FSC), Ltd.      Jamaica, W.I.
            Guzzler Manufacturing, Inc.                   Alabama
            Jamestown Punch and Tooling, Inc.             New York
            Manchester Tool Company                       Delaware
            Nippon Dayton Progress K.K.                   Japan
            Ravo International (Van Raaij Holdings BV
             and its subsidiaries)                        Netherlands
            Schneider Stanznormalien GmbH                 Germany
            Superior Emergency Vehicles, Ltd.             Alberta, Canada